UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Granite Point Mortgage Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Granite Point Mortgage Trust Inc.

3 Bryant Park, Suite 2400A

New York, New York 10036

Dear Fellow Stockholders:

On behalf of the Board of Directors of Granite Point Mortgage Trust Inc., it is my pleasure to invite you to our 2019 Annual Meeting of Stockholders, which will be conducted virtually via live webcast, on Tuesday, May 14, 2019, at 10:00 a.m. Eastern Time.  We believe that hosting a virtual annual meeting will make our annual meeting more accessible for all of our stockholders.

It is important that your shares of common stock be represented at our Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the virtual meeting.  Accordingly, we encourage you to authorize your vote as soon as possible by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you receive for our Annual Meeting.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Annual Meeting and details regarding access to the Annual Meeting webcast.  Consistent with last year, we will be using the “Notice and Access” method of furnishing proxy materials to you over the Internet.  This process provides you with a convenient and quick way to access our proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials.  On or about April 3, 2019, we will commence mailing a Notice of Internet Availability of Proxy Materials, which contains information regarding how to access our proxy materials and vote.

We hope you are able to attend our virtual 2019 Annual Meeting.  We appreciate your support and the confidence demonstrated by your investment in Granite Point.

Sincerely,

John A. Taylor
President, Chief Executive Officer and Director

April 3, 2019

Granite Point Mortgage Trust Inc.

3 Bryant Park, Suite 2400A

New York, New York 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, May 14, 2019

Time:	10:00 a.m. Eastern Time

Website:	www.virtualshareholdermeeting.com/GPMT2019

Agenda:	(1) To elect as directors the eight nominees named in the accompanying proxy statement, each to serve until our next annual meeting of stockholders and until his or her successor is elected and qualified;
(2) To hold an advisory vote relating to the compensation of our executive officers;
(3) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and
(4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:	You may vote at the Annual Meeting if you were a holder of record of our common stock as of the close of business on March 20, 2019.

Proxy Materials:

On or about April 3, 2019, we expect to begin mailing a Notice of Internet Availability of Proxy Materials, which contains information regarding how to access our proxy materials and vote. Our Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

Admission:

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/GPMT2019. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Questions:	You may submit a question prior to the Annual Meeting online at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/GPMT2019.

BY ORDER OF THE BOARD OF DIRECTORS,

Rebecca B. Sandberg
Vice President, General Counsel and Secretary
April 3, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2019:

Our Proxy Statement and 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available at www.proxyvote.com

GENERAL INFORMATION ABOUT THE 2019 ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 14, 2019

This proxy statement and our 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available at www.proxyvote.com.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, to the holders of our common stock as of the close of business on March 20, 2019.  All common stockholders will be able to access our proxy materials on the website referred to in the Notice of Availability (www.proxyvote.com) or request to receive a printed set of our proxy materials.  Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice of Availability.

We anticipate that the Notice of Availability will be mailed to common stockholders beginning on or about April 3, 2019.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following matters:

(1)         To elect as directors the eight nominees named in this proxy statement, each to serve until our next annual meeting of stockholders and until his or her successor is elected and qualified;

(2)         To hold an advisory vote relating to the compensation of our executive officers;

(3)         To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

(4)         To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Are there any matters to be voted on at the Annual Meeting that are not included in this proxy statement?

We currently are not aware of any business to be acted upon at the Annual Meeting other than as described in this proxy statement.  If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares of common stock or act on those matters according to their best judgment.

Why is the company holding a virtual Annual Meeting?

We have elected to conduct our 2019 Annual Meeting in a virtual format in order to better facilitate stockholder participation by enabling stockholders to participate fully, and equally, from any location at no cost.  We believe this approach increases our ability to engage with all stockholders, regardless of size, resources or physical location, and also provides cost savings for the company.  We have designed this virtual format to enhance, rather than constrain, stockholder access, participation and communication.  For example, the online format allows stockholders to communicate with us in advance of, and during, the meeting so they can ask any questions of management and our Board of Directors.

Who is entitled to vote at the Annual Meeting?

Our Board of Directors has set March 20, 2019, as the record date for the Annual Meeting.  This means that the holders of our common stock as of the close of business on that date are entitled to receive notice, of and to vote at, the Annual Meeting and any postponements or adjournments thereof.  On the record date, there were 52,171,921 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A list of the holders of our common stock as of the record date will be available at our principal executive office, during normal business hours for the ten days preceding the Annual Meeting, for examination by any registered common stockholder as of the record date for any purpose pertaining to the Annual Meeting.  Our principal executive office is located at 3 Bryant Park, Suite 2400A, New York, New York 10036.

What are my voting rights?

You are entitled to one vote for each share of our common stock held by you on the record date on all matters presented at the Annual Meeting or any adjournment or postponement thereof.  There is no cumulative voting.

How many shares must be present to hold the Annual Meeting?

The presence, in person or represented by proxy, of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Your shares will be counted toward the quorum if you submit a proxy or vote at the Annual Meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

What is a proxy?

A proxy is your designation of another person to vote shares of our common stock that you own. The person you designate is called a proxy.  If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.  When you designate a proxy, you also may direct the proxy how to vote your shares.  We refer to this as your “proxy vote.”  Two executive officers have been designated as proxies for our Annual Meeting.  These executive officers are John (“Jack”) A. Taylor, our President and Chief Executive Officer, and Rebecca B. Sandberg, our General Counsel and Secretary.

What is a proxy statement?

A proxy statement is a document that SEC regulations require us to make available to you by Internet or, if you request, by mail when we ask you to designate proxies to vote your shares of our common stock at a meeting of our stockholders.  This proxy statement includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by regulations of the SEC and rules of the New York Stock Exchange, or the NYSE.

Why did I receive a notice instead of a full set of proxy materials?

As permitted by SEC rules, we have elected to provide access to our proxy materials over the Internet, which reduces the environmental impact and costs of our Annual Meeting. Accordingly, we mailed a Notice of Availability to beneficial owners and the holders of record of our common stock who have not previously requested a printed set of proxy materials.  The Notice of Availability contains instructions on how to access our proxy materials and vote online, as well as instructions on how to request a printed set of proxy materials.

Why did I receive more than one notice or printed set of proxy materials?

If you receive more than one Notice of Availability or printed set of proxy materials, it likely means that you hold shares of our common stock in more than one account.  To ensure that all of your shares are voted, you should vote once for each control number you receive, as described below under “How can I vote prior to the Annual Meeting?”

How can I obtain a paper copy or an electronic copy of the proxy materials?

To obtain a paper copy or an electronic copy of the proxy materials, you will need your control number, which was provided to you in the Notice of Availability or the proxy card included with your printed set of proxy materials.  Once you have your control number, you may request a paper copy or an electronic copy of our proxy materials using any of the following methods: (i) visit www.proxyvote.com and enter your control number when prompted; (ii) call 1-800-579-1639 and enter your control number when prompted; or (iii) send an email requesting electronic delivery of the materials to sendmaterial@proxyvote.com.

What is the difference between a stockholder of record and a beneficial owner?

If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares.

If your shares of common stock are held in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.”  As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee on how to vote the shares that you beneficially own and you are also invited to attend our Annual Meeting.  However, beneficial owners generally cannot vote their shares directly because they are not the stockholder of record; instead, beneficial owners must instruct the broker, bank, trustee or other nominee how to vote their shares using the method described below under “How can I vote prior to the Annual Meeting?”

Where can I find the voting results of the Annual Meeting?

We plan to publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.  If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

How can I vote prior to the Annual Meeting?

Stockholders of Record.  If you are a holder of record of our common stock, you may vote your shares or submit a proxy to be voted at the Annual Meeting by one of the following methods:

Vote by Internet:  You may authorize your proxy online via the Internet by accessing the website www.proxyvote.com and following the instructions provided on the Notice of Availability or proxy card.  Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on May 13, 2019.  To vote by Internet, you will need to use the control number listed on your Notice of Availability or proxy card, which was provided to you by our vote tabulator, Broadridge Financial Solutions, Inc.; then follow the additional steps when prompted.  These steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Vote by Telephone:  You may authorize your proxy by touch-tone telephone by calling 1-800-690-6903.  Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on May 13, 2019.  To vote by telephone, you will need to use the control number listed on the Notice of Availability or proxy card, which was provided to you by our vote tabulator, Broadridge Financial Solutions, Inc.; then follow the additional steps when prompted.  The steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Vote by Mail:  If you request paper copies of the proxy materials to be sent to you by mail, you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope included with the paper proxy materials.

Beneficial Owners.  If your shares of common stock are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.”  If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trustee or other nominee, which is similar to the voting procedures for stockholders of record.  Other than ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019, the rules do not permit your broker, bank, trustee or other nominee to vote your shares of stock on any proposal unless you provide them with specific instructions on how to vote your shares of common stock.  You should instruct your broker, bank, trustee or other nominee how to vote your shares of common stock by following the directions provided by such party.  However, if you request the proxy materials by mail after receiving a Notice of Availability from your broker, bank, trustee or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing such party how to vote your shares.

Can I vote my shares during at the Annual Meeting?

You may vote your shares during the Annual Meeting until such time as the Chairman declares the polls closed by visiting www.virtualshareholdermeeting.com/GPMT2019 and following the instructions.  You will need the 16-digit control number included in your proxy card, voting instructions form or Notice of Availability.

How does the Board recommend that I vote my shares, and what vote is required for approval of each proposal at the Annual Meeting?

	Proposal	Board Recommendation	Available Voting Options	Voting Approval Standard	Effect of an Abstention	Effect of a Broker Non- Vote

1.	Election of eight directors	FOR each of the eight nominees	FOR; AGAINST or ABSTAIN, with respect to each nominee	A nominee who receives a majority of all votes cast “for” such nominee is elected as a director	No Effect	No Effect
2.	Advisory vote relating to executive compensation	FOR	FOR; AGAINST or ABSTAIN	Majority of all votes cast “for” the proposal	No Effect	No Effect
3.	Ratification of Ernst & Young as our independent registered public accounting firm	FOR	FOR; AGAINST or ABSTAIN	Majority of all votes cast “for” the proposal	No Effect	Not Applicable

If I submit my proxy, how will my shares of common stock be voted?

How Do You Hold Your Shares?	How Your Shares will be Voted if You Specify How to Vote:	How Your Shares will be Voted if You Do Not Specify How to Vote:

Stockholder of Record (your shares are registered in your name)	The named proxies will vote your shares as you direct on the proxy card.

The named proxies will vote as recommended by the Board of Directors.  In the case of Proposal 1, that means your shares will be voted FOR each director nominee. In the case of Proposals 2 and 3, that means your shares will be voted FOR each proposal.

Beneficial Owner (your shares are held in “street name”)	Your bank or broker will vote your shares as you direct them to.

Your bank or broker may use its discretion to vote only on items deemed by the NYSE to by “routine,” such as Proposal 3 - Ratification of Auditors. For non-routine items, such as Proposal 1 and 2, your shares will be considered “uninstructed” and result in a broker non-vote.

How are abstentions and broker non-votes treated?

Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the annual meeting.  A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares.  Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the shares of common stock voting on such matters, but are counted for quorum purposes.

The only “routine” matter to be voted on at our Annual Meeting is Proposal 3 - Ratification of Auditors.  Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3.

Your vote is important.  We urge you to vote, or to instruct your broker, bank, trustee or other nominee how to vote on all matters before the Annual Meeting.  For more information regarding the effect of abstentions and broker non-votes on the outcome of a vote, please see “How does the Board recommend that I vote my shares, and what vote is required for approval of each Proposal at the Annual Meeting?” and “If I submit my proxy, how will my shares be voted?”

Can I change my vote after submitting my proxy?

You may change your vote at any time before the proxy is exercised.  For holders of record of our common stock, if you voted by mail, you may revoke your proxy at any time before it is voted at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by voting via the Internet during the virtual Annual Meeting or by giving written notice of such revocation to the Secretary.  If you voted by Internet or telephone, you may also change your vote with a timely and valid later-dated Internet or telephone vote, as the case may be, or by voting via the Internet during the Annual Meeting.  Attendance at the virtual Annual Meeting will not have the effect of revoking a proxy unless (i) you give proper written notice of revocation to the Secretary before the proxy is exercised or (ii) you vote online during at the Annual Meeting.

Notices of revocation of proxies should be sent to Granite Point Mortgage Trust Inc., Attention: Rebecca B. Sandberg, General Counsel and Secretary, 3 Bryant Park, Suite 2400A, New York, New York 10036.

Who will count the votes?

Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes and will act as our inspector of election for the Annual Meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be conducted virtually via the Internet on Tuesday, May 14, 2019.  You can attend the meeting by logging in to www.virtualshareholdermeeting.com/GPMT2019 and following the instructions provided on your Notice of Availability.  We recommend that you log in at least ten minutes before the Annual Meeting to ensure you are logged in when the meeting starts.  Only stockholders who own shares of our common stock as of the record date, March 20, 2019, may submit questions and vote at the Annual Meeting.  You may still virtually attend the Annual Meeting if you vote by proxy in advance of the Annual Meeting.

If you wish to attend the virtual Annual Meeting at a location provided by us, our legal counsel, Stinson Leonard Street LLP, will air the webcast at its offices located at 50 South Sixth Street, Suite 2600, Minneapolis, Minnesota 55402.  Please note that no members of management or the Board of Directors will be in attendance at this location and you will not have the ability to vote your shares during the Annual Meeting from this location.  If you wish to attend the Annual Meeting via webcast at Stinson Leonard Street LLP’s offices, you must complete and return the Reservation Request Form found at the end of this proxy statement.

How can I submit questions for the Annual Meeting?

You may submit questions prior to the meeting at www.proxyvote.com or during the meeting by logging in to www.virtualshareholdermeeting.com/GPMT2019.  Questions pertinent to matters to be acted upon at the Annual Meeting, as well as appropriate questions regarding the business and operations of the company, will be answered during the Annual Meeting, subject to time constraints.  In the interests of time and efficiency, we reserve the right to group questions of a similar nature together to facilitate the question and answer portion of the meeting.  We may not be able to answer all questions submitted in the allotted time.

What is householding?

We may send a single Notice of Availability, as well as other stockholder communications, to any household at which two or more stockholders reside unless we receive other instructions from you.  This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources.  If your Notice of Availability is being householded and you wish to receive multiple copies of the Notice of Availability, or if you are receiving multiple copies and would like to receive a single copy, you may contact:

Broadridge Financial Solutions, Inc.

Householding Department

51 Mercedes Way

Edgewood, New York 11717

1-866-540-7095

If you participate in householding and would like to receive a separate copy of our 2018 Annual Report, Notice of Availability or proxy statement, please contact Broadridge in the manner described above.  Broadridge will deliver the requested documents to you promptly upon receipt of your request.

Who pays for the cost of proxy preparation and solicitation?

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock.  We will reimburse these third parties for reasonable out-of-pocket expenses.  In addition to solicitation by mail, our directors and officers may solicit proxies by telephone, electronic transmission and personally.  Our directors and officers will not receive any special compensation for such services.  We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, for an estimated fee of $6,500, plus out of pocket expenses, to assist us in soliciting proxies.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our Investor Relations department at our principal executive office:

Granite Point Mortgage Trust Inc.

Attention: Investor Relations

3 Bryant Park, Suite 2400A

New York, New York 10036

Phone 212-364-3200

Email: investors@gpmortgagetrust.com

PROPOSAL 1: ELECTION OF DIRECTORS

Board Composition

Pursuant to our Bylaws, our directors are elected by stockholders each year at our annual meeting to serve terms expiring at the next annual meeting.  Our Bylaws provide that our Board of Directors may be comprised of no less than the number of directors required by the Maryland General Corporation Law and no more than 15, with the precise number to be set by our Board of Directors.  Our Board of Directors has set the size of our Board at eight, and our Board of Directors is currently comprised of eight directors.

Director Nominations

Action will be taken at the Annual Meeting for the election of eight directors, each to hold office until our annual meeting of stockholders to be held in 2020 and until his or her successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Director Nominees

Following are the names, ages as of April 1, 2019, and existing positions with us of the eight director nominees standing for election to our Board of Directors at the Annual Meeting:

Name	Age	Office or Position Held

Stephen G. Kasnet	73	Chairman of the Board of Directors
John (“Jack”) A. Taylor	63	President, Chief Executive Officer and Director
Tanuja M. Dehne	47	Independent Director
Martin A. Kamarck	69	Independent Director
William M. Roth	61	Director
W. Reid Sanders	69	Independent Director
Thomas E. Siering	59	Director
Hope B. Woodhouse	62	Independent Director

Information concerning each of the director nominees is set forth below.  Each of the nominees has been recommended for nomination by our Nominating and Corporate Governance Committee and nominated by our Board of Directors.  If elected, it is expected that each of the director nominees will be able to serve, but if any such nominee is unable serve or for good cause will not serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees.

We believe that each of the director nominees displays personal and professional integrity; satisfactory levels of education and/or business experience; business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its Committees; a fit of skills and personality with those of our other directors that helps build a board that is effective and responsive to the needs of our company; strategic thinking and a willingness to express ideas; a diversity of experiences, expertise and background and the ability to represent the interests of our stockholders.  The information presented below regarding each director nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should be nominated to stand for election to serve as a director.

Stephen G. Kasnet is an independent member and the Chairman of our Board of Directors.  He has served as a director since June of 2017.  Mr. Kasnet also serves as Chairman of the Board of Directors at Two Harbors Investment Corp. (NYSE: TWO) and previously served as a director of Silver Bay Realty Trust Corp. (NYSE: SBY).  Mr. Kasnet was also a director of Columbia Laboratories, Inc., a specialty pharmaceuticals company (NASDAQ: CBRX), now Juniper Pharmaceuticals, from August 2004 to June 2015, including as Chairman of the Board from November 2004 to June 2015.  From 2007 to 2009, Mr. Kasnet was the Chairman of Dartmouth Street

Capital LLC, a private investment firm.  He was also the President and Chief Executive Officer of Raymond Property Company LLC, a real estate company, from 2007 through October 2009.  From 2000 to 2006, he was President and Chief Executive Officer of Harbor Global Company, Ltd., an asset management, natural resources and real estate investment company, and President of PIOglobal, a Russian real estate investment fund.  From 1995 to 1999, Mr. Kasnet was a director and member of the Executive Committee of The Bradley Real Estate Trust.  He was Chairman of Warren Bank from 1990 to 2003.  Mr. Kasnet has also held senior management positions with other financial organizations, including Pioneer Group, Inc., First Winthrop Corporation and Winthrop Financial Associates, and Cabot, Cabot and Forbes.  He served as Chairman of the Board of Rubicon Ltd. (NZX: RBC) from 2004 to 2018, as a director of First Ipswich Bancorp, a bank owned by Brookline Bancorp and as a director of GoodBulk, Ltd., a cargo company.  He formerly served as a director of Tenon Ltd., a wood products company.  He is also a trustee of the board of the Governor’s Academy, a private coed boarding high school in Byfield, Massachusetts.  Mr. Kasnet received a B.A. from the University of Pennsylvania.  Mr. Kasnet was appointed to our Board of Directors pursuant to a Director Designation Agreement, between us and Two Harbors, entered into in connection with our formation transaction and initial public offering, or our IPO.  We believe Mr. Kasnet is qualified to serve as a director of the company because of his broad business background, extensive experience as a director of public companies, and his qualification as an audit committee financial expert.

John (“Jack”) A. Taylor is our President and Chief Executive Officer and a member of our Board of Directors.  Mr. Taylor has been a director and executive officer of our company since its inception.  Mr. Taylor has also served as Global Head of Commercial Real Estate and a member of the Investment Committee of our company’s external manager, Pine River Capital Management L.P., or our Manager, since November 2014.  Prior to joining our Manager, Mr. Taylor served as a Managing Director and Head of Global Real Estate Finance for Prudential Real Estate Investors from 2009 to November 2014, where he was also a member of the Global Management Committee and chaired the Global Investment Committee for debt and equity.  From 2003 to 2007, Mr. Taylor was a partner at Five Mile Capital Partners LLC.  Prior to Five Mile Capital, he was co-head of real estate investment banking for the Americas and Europe at UBS.  He previously led the Real Estate Group at Paine Webber and served on the firm’s Operating Committee, and was head trader and manager of the CMBS and Principal Commercial Mortgage business for Kidder, Peabody & Co., Inc.  Mr. Taylor was a founding governor of the Commercial Mortgage Securities Association (now the Commercial Real Estate Finance Council) and a member of the President’s Council of the Real Estate Roundtable.  Mr. Taylor received a J.D. from Yale Law School, a MSc. in international relations from the London School of Economics and Political Science, and a B.A. in philosophy from the University of Illinois.  We believe Mr. Taylor is qualified to serve as a director of the company because of his role as our company’s Chief Executive Officer and his extensive knowledge of, and experience in, the commercial real estate markets in which the company operates.

Tanuja M. Dehne is an independent member of our Board of Directors and has served as a director since June of 2017.  Ms. Dehne has also served as a director of Advanced Disposal Services, Inc. (NYSE: ADSW) since May 2017.  From December 2012 until May 2017, Ms. Dehne served as an independent director of Silver Bay Realty Trust Corp.  From October 2014 through April 2016, she was the Executive Vice President and Chief Administrative Officer and Chief of Staff of NRG Energy, Inc. (NYSE: NRG), a publicly listed power generation and retail electricity company.  In this role, Ms. Dehne oversaw NRG’s Human Resources, Information Technology, Communications, Corporate Marketing and Sustainability Departments, including the company’s charitable giving program, M&A integrations and Big Data Analytics.  Prior to these positions, she was the Senior Vice President, Human Resources of NRG since 2011, where she led NRG’s Human Resources department, which handled all HR functions for more than 8,000 employees.  From 2004 to 2011, Ms. Dehne served as the Corporate Secretary of NRG, leading corporate governance and corporate transactions, including financing, mergers and acquisitions, public and private securities offerings, securities and stock exchange matters and reporting compliance.  Prior to joining NRG, Ms. Dehne practiced corporate law as a member of Saul Ewing LLP’s business department.  She received a J.D. from Syracuse University, an M.A. from the University of Pennsylvania in political science and a B.A. from Lafayette College.  We believe Ms. Dehne is qualified to serve as a director of the company because of her knowledge of corporate governance, background serving in various executive management roles and prior public company experience.

Martin A. Kamarck is an independent member of our Board of Directors and has served as a director since June of 2017.  Mr. Kamarck has over 40 years of experience in business and law in both the public and private sectors.  He was a partner at Elanus Capital Management, LLC, an alternative asset manager, from 2011 to 2018.

Prior to that time, from 1999 to 2005, he was the President of Radian Asset Assurance Inc., the financial guarantee arm of Radian Group Inc. (NYSE: RDN).  Prior to Radian, Mr. Kamarck served as Chairman of the Export-Import Bank of the United States and Co-Head of Structured Credit and General Counsel at Financial Guarantee Insurance Company.  Mr. Kamarck began his professional career as an attorney with Morrison and Foerster, at which he ultimately became a Partner and head of the securitization practice.  He received a J.D. from Stanford Law School in 1975 and a B.A. in English Literature from Haverford College in 1971.  We believe Mr. Kamarck is qualified to serve as a director of the company because of his extensive background in the financial services industry and experience serving in executive management and leadership roles.

William M. Roth is a member of our Board of Directors and has served as a director of our company since its inception.  Mr. Roth also serves as a director of Two Harbors Investment Corp. (NYSE: TWO), and has served as its Chief Investment Officer since January 2013, after serving as Co-Chief Investment Officer from October 2009 until January 2013.  Mr. Roth is a Partner of our Manager and is a Director of the Pine River Foundation.  Prior to joining our Manager in 2009, Mr. Roth was at Citigroup and its predecessor firm, Salomon Brothers Inc., for 28 years where he was named a Director in 1987 and a Managing Director in 1997.  From 2004 to 2009, Mr. Roth managed a proprietary trading book at Citigroup with a particular focus on mortgage and asset-backed securities.  From 1994 to 2004, Mr. Roth was part of the Salomon/Citi New York Mortgage Sales Department.  From 1981 to 1994, Mr. Roth managed the Chicago Financial Institutions Sales Group for Salomon Brothers.  He received an M.B.A. with a concentration in Finance from the University of Chicago Graduate School of Business in 1981, and a B.S. in Finance and Economics from Miami University in Oxford, Ohio in 1979.  We believe Mr. Roth is qualified to serve as a director of the company because of his investment experience and financial services background, as well as his role as a partner of our Manager, which helps ensure that adequate resources are devoted to our company.

W. Reid Sanders is an independent member of our Board of Directors and has served as a director since June of 2017.  He currently serves as the President of Sanders Properties, Inc., a real estate company and is a director, and a member of the audit, compensation and risk oversight committees, of Two Harbors Investment Corp. (NYSE: TWO).  He also serves as a director and member of the audit committee and investment committee of Mid-America Apartment Communities, Inc. (NYSE: MAA), a real estate investment trust that owns and operates apartment complexes.  Mr. Sanders is a member of the board, and executive and compensation committees of Independent Bank, a bank holding company; serves on the investment committee at Cypress Realty, a commercial real estate company and is on the advisory board of SSM Venture Partners III, L.P., a private venture capital firm.  He is the former chairman of the board of Two Rivers Capital Management, and his former directorships include Harbor Global Company Ltd., an asset management, natural resources and real estate investment company, Silver Bay Realty Trust Corp. (NYSE: SBY), PioGlobal Asset Management, a private investment management company, The Pioneer Group Inc., a global investment management firm, and TBA Entertainment Corporation, a strategic communications and entertainment marketing company.  He was co-founder and former Executive Vice President of Southeastern Asset Management, and former President of Longleaf Partners Mutual Funds, from 1975 to 2000.  He served as an Investment Officer at First Tennessee Investment Management, the investment management division of First Horizon National Corporation, from 1973 to 1975.  Mr. Sanders is chairman of the Hugo Dixon Foundation and a trustee of the Dixon Gallery and Gardens, the Hutchison School, Rhodes College, and the Tennessee Shakespeare Company, and is a former trustee of The Jefferson Scholars Foundation and the Campbell Clinic Foundation.  Mr. Sanders was appointed to our Board of Directors pursuant to a Director Designation Agreement, between us and Two Harbors, entered into in connection with our formation transaction and IPO.  We believe Mr. Sanders is qualified to serve as a director of the company because of his extensive background in the financial services and real estate businesses and his experience serving as a director and audit committee member of public companies.

Thomas E. Siering is a member of our Board of Directors and has served as a director of our company since its inception.  Mr. Siering also serves as a director of Two Harbors Investment Corp. (NYSE: TWO), and has served as its Chief Executive Officer and President since its founding in May 2009.  Mr. Siering is a Partner of our Manager and is a Director of the Pine River Foundation.  Prior to joining our Manager in 2006, Mr. Siering was head of the Value Investment Group at EBF & Associates, a private investment firm, from 1989 until 2006.  During that period, he was also the manager for Merced Partners, LP, a private investment firm, and Tamarack International Limited, a closed end, non-diversified investment management company.  Mr. Siering was named a Partner at EBF & Associates in 1997.  Mr. Siering joined EBF & Associates in 1989 as a trader.  From 1987 to 1989, Mr. Siering held various positions in the Financial Markets Department at Cargill, Inc.  From 1981 until 1987, Mr. Siering was employed in the Domestic Soybean Processing Division at Cargill in both trading and managerial roles.  Mr. Siering also served on the board of directors of Silver Bay Realty Trust Corp. (NYSE: SBY).  Mr. Siering holds a B.B.A. from the University of Iowa with a major in Finance.  We believe Mr. Siering is qualified to serve as a director of the company because of his extensive investment experience and his role as a partner of our Manager, which helps ensure that adequate resources are devoted to our company.

Hope B. Woodhouse is an independent member of our Board of Directors and has served as a director since June of 2017.  Ms. Woodhouse has over 25 years of experience in the financial services industry at top-ranked, global alternative asset management firms and broker dealers.  Ms. Woodhouse has served as a director of Two Harbors Investment Corp. (NYSE: TWO) since May 2012.  From 2005 to 2009, she served as Chief Operating Officer and as a member of the management committee for Bridgewater Associates, Inc.  Between 2003 and 2005, Ms. Woodhouse was President and Chief Operating Officer of Auspex Group, L.P., and was Chief Operating Officer and a member of the management committee of Soros Fund Management LLC from 2000 to 2003.  Prior to that, she held various executive leadership positions, including Treasurer of Funds at Tiger Management L.L.C. from 1998 to 2000 and Managing Director of the Global Finance Department at Salomon Brothers Inc. from 1983 to 1998.  She has previously served as a director of Piper Jaffray Companies (NYSE: PJC) and as a member of its audit and compensation committees, Seoul Securities Co. Ltd., Soros Funds Limited and The Bond Market Association.  Ms. Woodhouse also serves on the boards of Bottom Line New York, the Kindergarten Reading Collaborative, Children’s Services Advisory Committee and the John’s Island Community Service League, is a trustee of the Tiger Foundation and a member of the investment committee at Phillips Academy, Andover, Massachusetts.  Ms. Woodhouse received an M.B.A. from Harvard Business School and an A.B. degree in Economics from Georgetown University.  Ms. Woodhouse was appointed to our Board of Directors pursuant to a Director Designation Agreement, between us and Two Harbors, entered into in connection with our formation transaction and IPO.  We believe Ms. Woodhouse is qualified to serve as a director of the company because of her background in the financial services industry, her experience as a director of public companies and her qualification as an audit committee financial expert.

VOTING RECOMMENDATION

Our Board of Directors unanimously recommends a vote “FOR” the election of each of the director nominees named above.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Our Board of Directors is committed to maintaining the highest standards of business conduct and corporate governance.  As described more fully below, we have adopted a Code of Business Conduct and Ethics applicable to the conduct of our officers and directors, as well as to the employees of our Manager and its affiliates.  We have also adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Bylaws and our board committee charters, provide the framework for our corporate governance practices.

You can access our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and certain other policies under “Corporate Governance” in the Investor Relations section of our website at www.gpmortgagetrust.com or by writing to our Investor Relations department at Granite Point Mortgage Trust Inc., 3 Bryant Park, Suite 2400A, New York, New York 10036.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers and directors and to the officers, directors and employees of our Manager and its affiliates when such individuals are acting for us or on our behalf.  Among other matters, our Code of Business Conduct and Ethics is designed to detect and deter wrongdoing and to promote:

•                  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•                  compliance with applicable governmental laws, rules and regulations;

•                  prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the Code and

•                  accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our Board of Directors or a committee thereof and will be promptly disclosed as required by law or stock exchange regulations.  The Code of Business Conduct and Ethics was adopted by the Board of Directors on June 14, 2017.

Director Independence

NYSE rules require that a majority of a company’s board of directors be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.  Consistent with these considerations, our Board of Directors has affirmatively determined, upon the review and recommendation of our Nominating and Corporate Governance Committee, that each of the following directors and director nominees meets the qualifications of an independent director: Tanuja M. Dehne, Martin A. Kamarck, Stephen G. Kasnet, W. Reid Sanders and Hope B. Woodhouse.

Board Leadership Structure

Our Board of Directors is led by a Chairman who is appointed by the directors.  Both independent and non-independent directors are eligible for appointment as the Chairman.  The Chairman presides at all meetings of our stockholders and of our Board of Directors.  The Chairman performs such other duties and exercises such powers as from time to time shall be prescribed in our Bylaws or by our Board of Directors.  Our Board of Directors has appointed Mr. Kasnet, who qualifies as an independent director, to serve as our Chairman.

Our Board of Directors consists of a majority of independent directors and exercises a strong, independent oversight function.  All of the committees of our Board of Directors are comprised entirely of independent directors.  A number of board committee processes and procedures, including regular executive sessions of independent directors and a regular review of the performance of our Manager, provide substantial independent oversight of our management’s performance.  Under our Bylaws and Corporate Governance Guidelines, our Board of Directors has the ability to change its structure if it determines that such a change is appropriate and in the best interest of our company.  Our Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.

We currently separate the roles of Chairman and Chief Executive Officer.

Board Committees

Our Board of Directors has formed three committees, including our Audit, Compensation, and Nominating and Corporate Governance Committees, and has adopted charters for each of these committees.  Each committee is composed exclusively of directors who meet the independence and other requirements established by the rules and regulations of the SEC and the NYSE listing standards.  Additionally, the Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, non-employee directors.

The following table summarizes the current membership of each of our committees.

Director	Audit	Compensation	Nominating & Corporate Governance

Tanuja M. Dehne		x	Chair
Martin A. Kamarck		Chair	x
Stephen G. Kasnet	Chair
W. Reid Sanders	x	x
Hope B. Woodhouse	x		x

Audit Committee

Our Audit Committee is responsible for engaging our independent registered public accounting firm, preparing Audit Committee reports, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our Audit Committee is, and will at all times be, composed exclusively of “independent directors,” as defined under the NYSE listing standards and who otherwise meet the NYSE listing standards.  Each member of our Audit Committee is also financially literate, in that they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, as a listed company, we must certify that our Audit Committee has, and will continue to have, at least one member who is financially sophisticated in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in the individual’s financial sophistication.  Our Board of Directors has determined that each of Mr. Kasnet and Ms. Woodhouse satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Our Audit Committee’s purpose and responsibilities are more fully set forth in its charter.

Compensation Committee

The principal functions of our Compensation Committee are to:

•                  evaluate the performance of our executive officers;

•      in consultation with senior management, establish the company’s general compensation philosophy and review the compensation philosophy of our Manager;

•                  evaluate the performance of our Manager;

•                  review the compensation and fees payable to our Manager under the Management Agreement between us and our Manager dated June 28, 2017, or the Management Agreement;

•                  review the compensation and fees payable to any affiliates of our Manager or any other related party;

•                  prepare Compensation Committee reports;

•                  make recommendations to our Board of Directors with respect to our company’s incentive compensation plans and equity-based plans and

•                  administer any equity incentive plan, including the issuance of any common stock or other equity awards there under to employees of our Manager or its affiliates who provide services to us under the Management Agreement.

Our Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors regarding the compensation of our company’s independent directors.  In doing so, our Compensation Committee will work with our independent compensation consultant and consider, among other things, the following:

•                  the compensation that is paid to directors of other companies that are comparable to us;

•                  the amount of time directors are expected to devote to preparing for and attending meetings of our Board of Directors and the committees on which they serve;

•                  the success of our company;

•                  whether a director is a lead independent director or chairman of our Board of Directors or one of the committees of our Board of Directors and the time commitment related thereto;

•                  if a committee on which a director serves undertakes a special assignment, the importance of that special assignment to our company and its stockholders and

•                  the risks involved in serving as a director on our Board of Directors or a member of its committees.

All decisions concerning independent director compensation are made by the non-independent, disinterested members of our Board of Directors, none of whom are paid for their service on our Board.  Other than our Chief Executive Officer, who serves as a non-independent director, none of our executive officers are involved in determining independent director compensation levels, although our management team may provide support to the Compensation Committee and its independent compensation consultant, including certain information, data and other resources in connection with its compensation recommendations to our Board of Directors.

Our Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.  Our Compensation Committee’s purpose and responsibilities are more fully set forth in the Compensation Committee’s charter.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to our Board of Directors qualified candidates for election as directors and approves and recommends to the full Board of Directors the appointment of each of our executive officers.  It also periodically prepares and submits to our Board of Directors for adoption its selection criteria for director nominees.  It reviews and makes recommendations on matters involving the general operation of our Board of Directors and our corporate governance, and annually recommends to our Board of Directors nominees for each committee of our Board of

Directors.  In addition, our Nominating and Corporate Governance Committee annually facilitates the assessment of our Board of Directors’ performance and report thereon to our Board of Directors.

Our Nominating and Corporate Governance Committee considers the following factors in making its recommendations to the Board of Directors: background experience, skills, expertise, accessibility and availability to serve effectively on the Board of Directors.  Our Nominating and Corporate Governance Committee also conducts inquiries into the background and qualifications of potential candidates.

Our Nominating and Corporate Governance Committee’s purpose and responsibilities are more fully set forth in its charter.

Role of Our Board of Directors in Risk Oversight

Our management team is responsible for assessing and managing the risks faced by our company, subject to the oversight of our Board of Directors.  Our Board of Directors exercises its oversight of our company’s risks, including through the review of our business plans, capital structure, financial results and infrastructure.  Our Board has also established investment guidelines, which set parameters for the type and size of investments we can make without further Board approval.  Additionally, our Board of Directors relies upon our Audit Committee to oversee risks related to the quality and integrity of our financial reports, the performance and independence of our external auditor, the performance of our internal audit function, our policies regarding accounting and financial matters and internal controls and performance of our information technology and data security function, including as it relates to cybersecurity.

Management routinely informs the Board of Directors and its Committees of developments that could affect our risk profile or other aspects of our business.

Cyber Security

Our Manager provides our company with personnel, including its Chief Information Security Officer, to help manage the growing complexity of cyber risks.  Our Manager’s Chief Information Security Officer reports to our Board of Directors and/or our Audit Committee on a regular basis regarding our company’s exposure to cyber risk, including with respect to our cyber security infrastructure, the development and implementation of policies, procedures, standards and technical measures to create an environment that is designed to minimize exposure to cyber threats and recovery from adverse events, if any.

Board Meetings

Our Board of Directors held seven meetings during 2018. During certain meetings of our Board of Directors, the independent directors also met separately in executive sessions without management present to discuss various matters.  During 2018, our Audit Committee held six meetings, our Compensation Committee held six meetings and our Nominating and Corporate Governance Committee held two meetings.  Each of our directors attended at least 75% of the aggregate total number of meetings held by the Board of Directors and all committees on which he or she served during 2018.  Although we do not have a policy on director attendance at our annual meetings of stockholders, directors are encouraged to attend all annual meetings.  Each of our then-current directors attended our annual meeting of stockholders held in May 2018.

Director Nomination Process

Our Corporate Governance Guidelines provide the following minimum qualifications for directors in order to be considered for a position on our Board of Directors:

•                  possession of the highest personal and professional ethics, integrity and values;

•                  the ability to exercise good business judgment and be committed to representing the long-term interests of the company and its stockholders;

•                  having an inquisitive and objective perspective, practical wisdom and mature judgment and

•                  the willingness to devote the necessary time and effort to board of director duties, including preparing for and attending meetings of the Board of Directors and its committees.

In considering candidates for nomination as a director, the Nominating and Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of our Board of Directors.  Although we do not have a formal policy on diversity, our Corporate Governance Guidelines provide that our company shall endeavor to have a Board of Directors representing a diverse education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to our business and to our status as a publicly owned company.  With respect to the re-nomination of current directors, the Committee considers the foregoing factors, as well as past participation in, and contributions to, the activities of our Board of Directors and its committees.

Our Nominating and Corporate Governance Committee will consider candidates recommended for nomination to our Board of Directors by our stockholders.  Stockholder recommendations for nominees to the Board of Directors should be submitted in writing to our Secretary.  The manner in which such Committee evaluates candidates recommended by stockholders is generally the same as any other candidate, including customary diligence, interviews and background checks.  However, the Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders.  The Committee will not evaluate a candidate recommended by a stockholder unless the stockholder’s proposal provides a certification that the potential candidate consents to being named in our proxy statement and will serve as a director if elected.

Majority Voting for Directors and Director Resignation Policy

Our Bylaws provide that a director nominee will be elected by receiving the affirmative vote of a majority of the votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors to be elected).  If a director nominee who is an incumbent director receives a greater number of votes “against” than votes “for” his or her election and with respect to whom no successor has been elected, such incumbent director shall promptly tender his or her offer to resign to our Board of Directors for its consideration following certification of the stockholder vote.  Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board of Directors whether or not to accept such offer, and our Board of Directors shall act on our Nominating and Corporate Governance Committee’s recommendation.  In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including, among other things, whether accepting the resignation of such director would cause our company to fail to meet any applicable stock exchange or SEC rules or requirements.  Thereafter, our Board of Directors shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K furnished to the SEC.  Any director who tenders his or her resignation will not participate in our Nominating and Corporate Governance Committee’s recommendation or our Board of Directors’ action regarding whether to accept the resignation offer.  If our Board of Directors does not accept the director’s resignation, such director will continue to serve until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified or until the director’s earlier resignation or removal.

In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors.  Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to our Board of Directors, regardless of whether they receive a majority of votes cast.

Communications with our Board of Directors

We provide the opportunity for our stockholders and all other interested parties to communicate with members of our Board of Directors.  Stockholders and all other interested parties may communicate with the independent directors or the chairperson of any of the committees of the Board of Directors by email or regular mail.  All communications should be sent to the company’s Secretary, Rebecca B. Sandberg, by email to secretary@gpmortgagetrust.com or by regular mail to the attention of the Independent Directors, the Chair of the Audit Committee, the Chair of the Compensation Committee or the Chair of the Nominating and Corporate Governance Committee, as the case may be, in each instance in care of the Secretary at the company’s office at 3 Bryant Park, Suite 2400A, New York, New York 10036.

Our Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action.  Our Secretary will forward all appropriate communications received, or a summary of such communications, to the appropriate member(s) of our Board of Directors.  However, we reserve the right to disregard any communication that we determine is unduly hostile, threatening or illegal, does not reasonably relate to us or our business or is similarly inappropriate.  Our Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Stockholder proposals must be made in accordance with the procedures set forth in our current Bylaws or the procedures set forth in Rule 14a-8 of the Exchange Act and not the procedures set forth in the preceding paragraph or the procedures set forth in “Corporate Governance and Board of Directors – Director Nomination Process.”  Nominations for the Board of Directors may only be made in accordance with the procedures set forth in our Bylaws.  Certain matters set forth in our Bylaws for stockholder proposals, including nominations for our Board of Directors, as well as certain matters set forth in Rule 14a-8 for stockholders proposals are described in “Other Matters – Stockholder Proposals and Director Nominations for 2020 Annual Meeting.”

Director Compensation

We compensate the independent members of our Board of Directors for their service.  It is our belief that director compensation should:

•                  align the interests of our directors and our stockholders;

•                  ensure our company can attract and retain outstanding director candidates who meet the selection criteria set forth in our Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter and

•                  reflect the substantial time commitment of our directors necessary to oversee our business.

Generally, it has been our practice to compensate our independent directors with a mix of cash and common stock awards.  We do not pay any compensation to the non-independent directors for their service on our Board of Directors.  However, all members of our Board of Directors are reimbursed for their costs and expenses of serving on the Board of Directors, including costs and expenses of attending all meetings of our Board of Directors and its committees.  As discussed above, the Compensation Committee Charter provides that the Compensation Committee has the primary responsibility for reviewing and recommending any changes to director compensation.  Our Board of Directors reviews the Compensation Committee’s recommendations and the non-independent, disinterested directors make all decisions concerning the amount and manner of independent director compensation.

Independent Director Compensation for 2018

For the one-year term commencing immediately following the 2018 annual meeting of stockholders and ending at the Annual Meeting, our independent directors, which includes the individuals listed below, earned the following fees for their service:

•                  for each independent director, an annual fee of $125,000, paid half in cash and half in restricted shares of our common stock;

•                  for the Audit Committee Chair, an additional fee of $15,000, paid half in cash and half in restricted shares of our common stock;

•                  for each of the Compensation Committee Chair and the Nominating and Corporate Governance Committee Chair, an additional fee of $5,000, paid half in cash and half in restricted shares of our common stock and

•                  for the lead independent director, an additional fee of $35,000, paid half in cash and half in restricted shares of our common stock.

The cash portion of these annual fees is paid in four equal quarterly installments over the course of the service term.  The restricted stock portion of the annual fees is granted under our 2017 Equity Incentive Plan, or the Equity Incentive Plan, which generally occurs on the first business day following the annual meeting of stockholders at which such director is elected.  The number of shares of restricted stock subject to issuance is determined using the fair market value of our common stock on the grant date, which is based on the closing market price on the NYSE on the grant date.  The common stock granted to the independent directors under our Equity Incentive Plan as part of the director fees noted above fully vests on the one-year anniversary of the grant date, so long as such director has complied with the terms and conditions of the applicable award agreement.

The following table shows the compensation of our independent directors for services in all capacities provided to us for the year ended December 31, 2018:

Name	Fees Paid in Cash(1)	Stock Awards(2)	Total

Tanuja M. Dehne	$57,500.00	$64,992.54	$122,492.54
Martin A. Kamarck	$57,500.00	$64,992.54	$122,492.54
Stephen G. Kasnet	$81,250.00	$87,496.14	$168,746.14
W. Reid Sanders	$56,250.00	$62,492.14	$118,742.14
Hope B. Woodhouse	$56,250.00	$62,492.14	$118,742.14

(1)   This column sets forth the cash fees paid by us during the year ended December 31, 2018.  The current term of each of the independent directors expires on the date of the 2019 Annual Meeting.

(2)   The values in this column were computed in accordance with FASB ASC Topic 718 and are based on the closing market price of our common stock on the NYSE on the grant date of the stock award.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee or Nominating and Corporate Governance Committee is, or has been, employed by us.  None of our executive officers currently serves as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or our Compensation or Nominating and Corporate Governance Committees.  In 2018, two

of our directors, Messrs. Siering and Roth, each of whom is a partner of our Manager, participated in making compensation decisions for our executive officers and employees of our Manager and its affiliates who provide services to our company.

Transactions with Related Persons

Management Agreement with our Manager

We are party to a Management Agreement with our Manager pursuant to which our Manager provides the day-to-day management of our business, including providing us with our executive officers and all other personnel necessary to support our operations.  The Management Agreement requires our Manager to manage our business in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors.  The Management Agreement has an initial three-year term, which expires on June 28, 2020, and renews automatically for successive one-year terms unless earlier terminated by either us or our Manager in accordance with the terms thereof.  Our Manager is entitled to receive a termination fee from us under certain circumstances.  In exchange for its services, we are obligated to pay our Manager an annual management fee comprised of a base fee and an incentive fee, as well as reimburse it for certain expenses incurred by it and its affiliates in rendering management services to us.  Messrs. Siering and Roth, members of our Board of Directors, are partners of our Manager.  Mr. Taylor, our President and Chief Executive Officer, Mr. Urbaszek, our Chief Financial Officer and Treasurer, Mr. Alpart, our Chief Investment Officer, Mr. Plust, our Chief Operations Officer and Ms. Sandberg, our General Counsel and Secretary, are each employees of an affiliate of our Manager.

We incurred charges of $21.1 million for fiscal year 2018 related to the Management Agreement, of which $12.5 million represented the base management fee and $8.6 million represented expense reimbursements for general and administrative expenses incurred on behalf of the company in the normal course of its operations and certain compensation expenses incurred by our Manager under the Management Agreement, as described in greater detail below.  No incentive fees were earned by, or paid to, our Manager for the fiscal year 2018.

Under the Management Agreement, we pay our Manager a base management fee equal to 1.5% of equity on an annualized basis.  For purposes of calculating the management fee, “equity” means the sum of the net proceeds from all issuances of our equity securities, plus cumulative “core earnings” at the end of the most recently completed calendar quarter, less any distributions to stockholders, any amount paid to repurchase stock and any incentive fees earned by our Manager, but excluding the incentive fee earned in the current quarter.  Beginning in the fourth quarter of 2018, incentive fees, if earned, became payable to our Manager.  The incentive fee is equal to the excess of (1) the product of (a) 20% and (b) the result of (i) “core earnings” for the previous 12-month period, minus (ii) the product of (A) equity in the previous 12-month period, and (B) 8% per annum, less (2) the sum of any incentive fees paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fees are payable with respect to any calendar quarter unless “core earnings” for the 12 most recently completed calendar quarters in the aggregate is greater than zero.

For purpose of calculating the base management and incentive fees, “core earnings” means net income (loss) attributable to common stockholders, excluding non-cash equity compensation expense, incentive fees earned by our Manager, depreciation and amortization, any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable period (regardless of whether such items are included in other comprehensive income or loss or in net income) and one-time events pursuant to changes in U.S. GAAP and certain material non-cash income or expense items, in each case after discussions between our Manager and the independent members of our Board of Directors and approved by a majority of our independent directors.

As noted above, we reimburse our Manager for (i) our allocable share of the compensation expenses paid by our Manager to its affiliate’s employees serving as our Chief Financial Officer, Chief Operating Officer and General Counsel and other employees of our Manager and its affiliates who provide services to us, including employees providing us with in-house legal, tax, accounting, consulting, auditing, administrative, information technology, computer programming and development and other back-office resources; and (ii) any amounts for employees of our Manager’s affiliates arising under a shared facilities and services agreement between our Manager and its affiliates.  In 2018, we reimbursed our Manager a total of approximately $1.2 million for compensation paid to employees of our Manager’s affiliate serving as our Chief Financial Officer, Chief Operating Officer and General Counsel.  We do

not reimburse our Manager for any expenses related to the compensation of our Chief Executive Officer, Chief Investment Officer and any other personnel who provide only investment services to us.

Transactions with Significant Stockholders

From time to time, we may engage in ordinary course relationships and commercial transactions with our significant stockholders, or their subsidiaries, that are deemed to be related pursuant to SEC rules.  During 2018, we financed certain of our loans held for investment and related assets through a repurchase agreement financing arrangement with an affiliate of Goldman Sachs Asset Management.  In addition, an affiliate of Goldman Sachs Asset Management served as a co-lead manager and joint bookrunner of our collateralized loan obligation transaction in 2018.  These arrangements were entered into on an arm’s-length basis.  In February 2018, Goldman Sachs Asset Management disclosed a joint ownership interest amongst its affiliates of five percent or more of our outstanding shares of common stock; however, a report on Schedule 13G/A filed by Goldman Sachs Asset Management on February 6, 2019, indicated that, as of December 31, 2018, such ownership interest amongst Goldman Sachs Asset Management’s affiliates was below five percent.

Related Person Transaction Policies

Our Audit Committee Charter requires our Audit Committee to review, approve and oversee any related party transactions involving our company and also authorizes such Committee to develop policies and procedures for its approval of related party transactions.

Our Management Agreement places restrictions on our Manager from entering into transactions with its related parties or providing services under the Management Agreement on terms that are no more favorable to our Manager or its affiliates than would be obtained from a third party on an arm’s-length basis, in any event unless approved by a majority of our independent directors.

STOCK OWNERSHIP

Beneficial Ownership of Directors, Director Nominees and Named Executive Officers

Our common stock is listed on the NYSE under the symbol “GPMT.”  As of March 20, 2019, we had 290 registered holders and 57,398 beneficial owners of our common stock.  The following table sets forth information regarding the beneficial ownership of our common stock as of March 20, 2019 (unless otherwise indicated) by each of our executive officers, current directors and director nominees and all of such individuals as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of March 20, 2019.  “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class(2)

Directors and Director Nominees:

Tanuja M. Dehne	7,063	*
Martin A. Kamarck	6,063	*
Stephen G. Kasnet	22,218	*
William Roth	153,829	*
W. Reid Sanders	73,927	*
Thomas E. Siering	185,482	*
John (“Jack”) A. Taylor	251,271	*
Hope B. Woodhouse	16,426	*
Officers:
Stephen Alpart	121,339	*
Steven Plust	123,296	*
Marcin Urbaszek	52,285	*
Rebecca B. Sandberg	32,117	*
All director nominees and executive officers as a group (12 individuals)	1,045,316	2.00%

*                  Represents ownership of less than 1.0% of our outstanding common stock as of March 20, 2019.

(1)   The business address of each of the individuals is 3 Bryant Park, Suite 2400A, New York, New York 10036.

(2)   Based on 52,171,921 shares of common stock outstanding as of March 20, 2019.  Under our Insider Trading Policy, our directors and named executive officers are prohibited from hedging or pledging shares of our stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on their filings made under Section 13(g) of the Exchange Act, the persons known by us to be beneficial owners of five percent (5%) or more of our common stock are as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	7,542,741	14.46%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	4,103,728	7.87%

(1)   Based on 52,171,921 shares of our common stock outstanding as of March 20, 2019.

(2)   Based on a Schedule 13G/A filed with the SEC on January 28, 2019, by BlackRock, Inc. reporting that it has sole voting power with respect to 7,438,640 shares and sole dispositive power with respect to all shares reported.

(3)   Based on a Schedule 13G/A filed with the SEC on February 11, 2019, by The Vanguard Group reporting that it has sole voting power with respect to 52,124 shares, shared voting power with respect to 1,989 shares, sole dispositive power with respect to 4,055,070 shares and shared dispositive power with respect to 48,658 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock, or 10% holders, file reports of ownership and changes in ownership with the SEC.  Officers, directors and 10% holders are required by Item 405 of Regulation S-K to furnish us with copies of all Section 16(a) forms that they file.  To our knowledge, based solely on a review of the copies of such reports furnished to us or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2018, all reports required to be filed pursuant to Section 16(a) by such executive officers, directors and 10% holders were timely filed, with the exception of one report on Form 4 reporting one transaction for Mr. Taylor, which was filed after the reporting deadline due to an administrative error.

Director Stock Ownership Guidelines

Our directors are encouraged to own shares of our common stock in order to better align their personal interests with the interests of our stockholders.  In furtherance of this objective, our directors stock ownership guidelines require each director to own at least $200,000 in shares of our common stock within five years of being elected to our Board of Directors and thereafter so long as such person continues to serve as a director.  Common stock granted in respect of annual director fees are counted toward achieving these stock ownership guidelines.  Under our Insider Trading Policy, our directors are prohibited from hedging or pledging shares of our common stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise.

EXECUTIVE OFFICERS

The following sets forth the positions, ages as of April 1, 2019, and selected biographical information for our executive officers for the fiscal year ended December 31, 2018.  Mr. Taylor’s biographical information is provided in the section of this Proxy Statement entitled “Proposal 1: Election of Directors.”

Name	Age	Office or Position Held

John (“Jack”) A. Taylor	63	President, Chief Executive Officer and Director
Stephen Alpart	55	Chief Investment Officer
Steven Plust	60	Chief Operating Officer
Marcin Urbaszek	43	Chief Financial Officer and Treasurer
Rebecca B. Sandberg	47	General Counsel and Secretary

Stephen Alpart is our Chief Investment Officer and has served in that role since our inception.  He has also served as a Managing Director and a member of the Investment Committee of our Manager’s Commercial Real Estate Group since November 2014.  Before joining our Manager, he was Managing Director in Prudential’s Global Real Estate Finance Group, focused on the United States from 2009 to 2014.  Previously, he was a Managing Director in the Real Estate Groups at PaineWebber and UBS, where he focused on originating, underwriting and closing large structured commercial real estate loans for private equity firms and owner/operators.  He has worked in real estate finance and debt investing for over 20 years in a variety of functions including third-party funds management, proprietary on-book lending, transaction advisory business, loan syndications and loan sales and workouts/restructurings.  Mr. Alpart received a Master’s in Business Administration, Finance and Real Estate from New York University and a B.S. in Business Administration, Accounting and Economics from Washington University.

Steven Plust is our Chief Operating Officer and has served in that role since our inception.  He has also served as a Managing Director and a member of the Investment Committee of our Manager’s Commercial Real Estate Group since November 2014.  Prior to joining our Manager, Mr. Plust was a Managing Director in Prudential’s Global Real Estate Finance Group from 2009 to 2014.  He has over 25 years of experience in real estate finance and capital markets, and was an advisor to the Resolution Trust Corporation in the development and implementation of its securitization programs.  Mr. Plust has worked for over 20 years in principal investing platforms on Wall Street and in investment management, where he has been primarily responsible for transaction pricing and structuring, credit risk assessment and analysis of complex transactions and multi-asset portfolios.  He received a Master’s in Business Administration from Columbia University and a B.S. in Chemistry from Rensselaer Polytechnic Institute.

Marcin Urbaszek is our Chief Financial Officer and Treasurer and has served in those roles since our inception.  He joined our Manager in May 2013 and, until the formation of our company, served as a Managing Director of Two Harbors Investment Corp. (NYSE: TWO) focusing on strategy, corporate development and capital markets activities.  Prior to joining our Manager, Mr. Urbaszek worked at Credit Suisse in the Financial Institutions Group, Investment Banking, serving in various capacities from 2006 to April 2013, most recently as a team lead and partner on coverage and strategic transaction execution for residential and commercial mortgage companies, banks and other specialty consumer and commercial lenders.  He has over 18 years of experience in various areas of finance including corporate finance, capital markets and equity research, with the last 14 years dedicated to financial institutions.  Over the course of his career, Mr. Urbaszek has been primarily responsible for transaction advisory, structuring, negotiation and execution, as well as financial planning and analysis.  Mr. Urbaszek received a Bachelor of Business Administration in Finance, with a Minor focused on Financial Accounting and Economics, from Zicklin School of Business, Bernard M. Baruch College, CUNY.  Mr. Urbaszek is a CFA Charterholder.

Rebecca B. Sandberg is our General Counsel and Secretary and has served in that role since our inception.  Ms. Sandberg also serves as the General Counsel, Chief Compliance Officer and Secretary of Two Harbors Investment Corp. (NYSE: TWO), a position she has held since March 2013.  Ms. Sandberg served as Deputy General Counsel and Secretary of Two Harbors beginning in May 2012, and from 2010 to May 2012, she served as Senior Counsel to Two Harbors.  Prior to joining Two Harbors in 2010, Ms. Sandberg was in the private practice of law where she advised clients of all sizes primarily in the areas of federal and state securities laws, mergers and acquisitions, public and private capital markets transactions, corporate governance and general corporate law.  She received a Bachelor of Arts from the University of Minnesota and a Juris Doctorate from William Mitchell College of Law.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has furnished the following report.  The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Martin A. Kamarck (Chair)
Tanuja M. Dehne
W. Reid Sanders

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our “named executive officers,” as such term is defined in Item 402(a) of Regulation S-K of the Exchange Act, or our Named Executive Officers, for our fiscal year ended December 31, 2018, or fiscal 2018.

Our Named Executive Officers for fiscal 2018 were:

•                  John (“Jack”) A. Taylor, our President, Chief Executive Officer and Director;

•                  Stephen Alpart, our Chief Investment Officer;

•                  Steven Plust, our Chief Operating Officer;

•                  Marcin Urbaszek, our Chief Financial Officer and Treasurer and

•                  Rebecca B. Sandberg, our General Counsel and Secretary

Overview of Compensation Program and Philosophy

We do not have any employees, and we are managed by our Manager pursuant to the Management Agreement.  As a result, none of our Named Executive Officers are employees of our company and none of our Named Executive Officers receives cash compensation from us.

Our Manager provides the day-to-day management of our company’s operations.  All of our Named Executive Officers are employees of an affiliate of our Manager, who makes them available to our Manager who, in turn, provides them to us under the terms of the Management Agreement.  Because the Management Agreement provides that our Manager is responsible for managing our affairs, our Named Executive Officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers and we do not reimburse our Manager for any cash compensation paid by it to our Chief Executive Officer or Chief Investment Officer.  In addition, the Management Agreement does not require our Named Executive Officers to dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement.  Our Management Agreement also does not require that any specified amount or percentage of the base management fees and incentive fees we pay to our Manager be allocated to our Named Executive Officers.  However, we estimate that the aggregate cash compensation paid to our Named Executive Officers that may reasonably be associated with their management of our company totaled approximately $3.5 million for fiscal 2018.  This aggregate amount represents approximately 16.4% of the $21.1 million in total base management fees, incentive fees and expense reimbursements paid by us to our Manager for fiscal 2018.

Of the aggregate cash compensation paid by our Manager to our Named Executive Officers in 2018 that was reasonably associated with their management of our company, we estimate that approximately 46.7% represented fixed compensation (e.g., salaries) and 53.3% represented variable compensation (e.g., performance-based bonuses and profit sharing).  We understand that our Manager takes into account a number of factors in determining the amount of variable compensation it pays to each of our Named Executive Officers; for example, based on the individual’s position, factors may include our company’s net equity, financial results and overall performance, total stockholder return, market practices and the recommendations of our Compensation Committee and its independent compensation consultant.

Our Manager and its affiliates also determine whether, and to what extent, our Named Executive Officers will be provided with employee benefit plans.  We do not have employment agreements with our Named Executive Officers and we do not provide pension or retirement benefits, perquisites or other personal benefits to our Named Executive Officers.

While we may not pay our Named Executive Officers any cash compensation, we pay our Manager the base management and incentive fees and reimburse our Manager for certain expenses it incurs in the course of rendering services to us under the Management Agreement, as described in more detail in “Certain Relationships and Related Party Transactions – Transactions With Related Persons – Management Agreement.”  Additionally, in the

discretion of the Compensation Committee of our Board of Directors, as ratified by our Board of Directors, we may also grant our Named Executive Officers equity awards that vest annually over a three-year period pursuant to our Equity Incentive Plan, or equity awards, as described in more detail in “Executive Compensation – Compensation Discussion and Analysis – Equity Awards.”  We believe that our use of equity awards and the long-term nature of the vesting of those equity awards serve to further align the interests of our Named Executive Officers with those of our stockholders and mitigate the possibility of excessive risk taking.  For fiscal 2018, we incurred $12.5 million in base management fees and $8.6 million in expense reimbursements to our Manager under the Management Agreement.  No incentive fees were earned by, or paid to, our Manager in fiscal 2018.

Our Corporate Governance Guidelines and our committee charters require our Board of Directors and certain of its committees to oversee our relationship with, and compensation paid to, our Manager.  The base management and incentive fees cannot be increased or revised without the approval of our independent directors.  See “Certain Relationships and Related Party Transactions – Transactions with Related Persons – Management Agreement” for further discussion of the terms of the Management Agreement, including the base management and incentive fees payable to our Manager and our expense reimbursement obligations to our Manager thereunder.

Role of Compensation Committee

Currently, we do not have any employees and our Named Executive Officers, each of whom is an employee of an affiliate of our Manager, do not receive any cash compensation from us or any of our subsidiaries for serving as executive officers.  While our Compensation Committee consults with our Manager regarding cash compensation it pays to our Named Executive Officers, our Manager is responsible for paying such cash compensation and making all decisions relating thereto based on such factors as it determines appropriate.  Our Compensation Committee reviews and approves the equity awards to be paid or made by us to our Named Executive Officers based on recommendations from our company’s Chief Executive Officer, other than with respect to himself, and its independent compensation consultant.

Role of Compensation Consultant

In 2018, our Compensation Committee engaged Pay Governance LLC as its independent compensation consultant.  Our Compensation Committee considers advice and recommendations received from Pay Governance regarding compensation matters, including decisions made with respect to director compensation and equity awards.  Pay Governance does not provide services to our company other than the advice provided to our Compensation Committee, and Pay Governance had advised our Compensation Committee that the payments for fees and direct expense reimbursements it received from us during 2018 were immaterial as a percentage of their income for the period.  Pay Governance has also advised us that neither they nor, to their knowledge, any member of their consulting team who provides services to our Compensation Committee owns any shares of our common stock.  After considering the foregoing, as well as Pay Governance’s conflict of interest policies and procedures and the lack of known business and personal relationships between Pay Governance, its team members providing services to our Compensation Committee and its members and our Named Executive Officers, our Compensation Committee concluded that the provision of services to the Committee by Pay Governance does not raise any conflict of interest concerns pursuant to the SEC and NYSE rules.

Role of Executive Officers

Our Compensation Committee is responsible for making all equity award decisions related to our Named Executive Officers.  Our Chief Executive Officer annually reviews the financial performance of our company, current market conditions and the performance of each Named Executive Officer and, based on these reviews, provides a recommendation regarding the appropriate equity awards, if any, other than his own, to be presented to our Compensation Committee for approval.

Say-On-Pay Vote

At our 2018 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation.  More than 98% of the votes cast at our 2018 annual meeting of stockholders voted to approve our executive compensation as described in our proxy statement for the 2018 annual meeting of stockholders.  Our Compensation Committee will carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.

Equity Compensation

Our Compensation Committee may, from time to time pursuant to our Equity Incentive Plan, grant equity awards to our Named Executive Officers.  These equity awards generally provide for ratable vesting on an annual basis over a three-year period, with accelerated vesting occurring under certain circumstances, as described in further detail in “Potential Payments Upon Termination or Change in Control.”  These awards are designed to align the interests of our Named Executive Officers with those of our stockholders, by allowing our Named Executive Officers to share in the creation of value for our stockholders through capital appreciation and dividends.  We also believe that the vesting restrictions are an important retention and risk management device that encourages our Named Executive Officers to focus on sustaining our company’s long-term performance and delivering total return to our stockholders, rather than encouraging decisions that result in short-term benefits to our company or excessive risk-taking.

Our Compensation Committee reviews the recommendations from our Chief Executive Officer, other than with respect to himself, and its independent compensation consultant in determining the appropriate size of the equity award for each Named Executive Officer.  These recommendations take into account the financial performance of our company during the prior fiscal year, current market conditions, the performance of each executive officer and the desire to align the interests of each of our executive officers with our stockholders.

In addition, our Compensation Committee considered a number of key factors in determining the size of the equity awards granted to our Named Executive Officers in 2018, including that, in 2017, we executed our IPO, raising $195 million of gross proceeds, exceeded our originations estimates in originating over $1.2 billion of senior floating rate commercial loans during the fiscal year and began to diversify our funding sources, including by accessing the convertible debt capital markets.  There was no specific numerical value given to any individual factor and each factor was considered in light of the other factors noted along with any additional information available to our Compensation Committee at the time, including market conditions in general.

Summary Compensation Table

The following table summarizes the equity compensation paid to our Named Executive Officers during the fiscal years ending December 31, 2018 and 2017 for services rendered to us during the fiscal years presented:

Name and Principal Position	Year(1)	Restricted Stock Awards(2)	All Other Compensation(3)	Total(4)

John (“Jack”) A. Taylor,	2018	$999,993	$170,867	$1,170,830
President and Chief Executive Officer	2017	$1,516,125	$24,880	$1,541,005
Stephen Alpart,	2018	$599,999	$67,680	$667,679
Chief Investment Officer	2017	$390,000	$6,400	$396,400
Steven Plust	2018	$599,999	$67,680	$667,679
Chief Operating Officer	2017	$390,000	$6,400	$396,400
Marcin Urbaszek,	2018	$199,988	$31,488	$231,476
Chief Financial Officer and Treasurer	2017	$263,250	$4,320	$267,570
Rebecca B. Sandberg,	2018	$49,997	$16,529	$66,526
General Counsel and Secretary	2017	$195,000	$3,200	$198,200

(1)      We commenced operations on June 28, 2017 following the consummation of our IPO and formation transaction.  Accordingly, no information is presented for the fiscal year ending December 31, 2016.

(2)         See also “Grants of Plan-Based Awards.”  The shares of restricted stock were granted pursuant to our Equity Incentive Plan and vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the Named Executive Officer complies with the terms and conditions of his or her restricted stock agreement.  The values in this column represent the grant date fair value of the restricted stock awards, computed in accordance with FASB ASC Topic 718 using the closing market price of our common stock on the NYSE on the date of such grant.

(3)         The values in this column represent dividends paid on unvested shares of restricted common stock.

(4)         Because we do not pay cash compensation to our Named Executive Officers, any such compensation paid to our Named Executive Officers by our Manager is not included in this Summary Compensation Table.  See “Compensation Discussion and Analysis – Overview of Compensation Program and Philosophy” for further discussion of cash compensation paid by our Manager.

Grants of Plan-Based Awards in 2018

The following table provides information regarding restricted stock awards granted to our Named Executive Officers under our Equity Incentive Plan during the fiscal year ended December 31, 2018.

	Grant	All Other Stock Awards:	Grant Date Fair Value
Name	Date	Number of Shares(1)	of Stock Awards(2)

John (“Jack”) A. Taylor	01/29/2018	57,703	$999,993
Stephen Alpart	01/29/2018	34,622	$599,999
Steven Plust	01/29/2018	34,622	$599,999
Marcin Urbaszek	01/29/2018	11,540	$199,988
Rebecca B. Sandberg	01/29/2018	2,885	$49,997

(1)         See also “Summary Compensation Table.”  The shares of restricted stock were granted pursuant to our Equity Incentive Plan and vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the Named Executive Officer complies with the terms and conditions of his or her restricted stock award agreement.

(2)         The values in this column represent the grant date fair value of the restricted stock awards, computed in accordance with FASB ASC Topic 718 using the closing market price of our common stock on the NYSE on the date of such grant.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unvested restricted stock awards for each of the Named Executive Officers as of December 31, 2018.

		Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock Not Yet Vested(2)	Market Value of Shares or Units of Stock Not Yet Vested(3)

John (“Jack”) A. Taylor	01/29/2018	57,703	$1,040,385
	06/22/2017	51,834	$934,567
Stephen Alpart	01/29/2018	34,622	$624,235
	06/22/2017	13,334	$240,412
Steven Plust	01/29/2018	34,622	$624,235
	06/22/2017	13,334	$240,412
Marcin Urbaszek	01/29/2018	11,540	$208,066
	06/22/2017	9,000	$162,270
Rebecca B. Sandberg	01/29/2018	2,885	$52,017
	06/22/2017	6,667	$120,206

(1)         Our company commenced operations on June 28, 2017 following the consummation of our IPO and Formation Transaction.  Accordingly, no information is presented for the fiscal year ending December 31, 2016.

(2)   The shares of restricted stock were granted pursuant to our Equity Incentive Plan and vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the Named Executive Officer complies with the terms and conditions of his or her restricted stock award agreement.

(3)   The values in this column are based on the $18.03 closing market price of our common stock on the NYSE on December 31, 2018.

Stock Vested in 2018

The following table sets forth information concerning the shares of restricted stock held by our Named Executive Officers that vested during the year ended December 31, 2018.

		Stock Awards
Name	Vesting Date	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

John (“Jack”) A. Taylor	06/22/2018	25,916	$481,001
Stephen Alpart	06/22/2018	6,666	$123,721
Steven Plust	06/22/2018	6,666	$123,721
Marcin Urbaszek	06/22/2018	4,500	$83,520
Rebecca B. Sandberg	06/22/2018	3,333	$61,860

(1)         The values in this column are based on the closing market price of our common stock on the NYSE on such date or, to the extent the NYSE was closed on such date, the closing market price of our common stock on the most recent NYSE trading date prior to the vesting date.

Potential Payments upon Termination or Change in Control

We do not have any agreements with our Named Executive Officers to pay cash compensation upon termination or change of control.  However, our Equity Incentive Plan and the restricted stock award agreements with our Named Executive Officers provide for accelerated vesting of any unvested restricted stock awards in the event of termination of service without cause or due to death, disability or retirement and, potentially, in connection with a change in control of our company.  The following table sets forth estimates of the potential benefits to our Named Executive Officers in connection with such circumstances, assuming such event occurred on December 31, 2018 and assuming our Compensation Committee exercised its discretion to accelerate vesting of unvested restricted stock awards upon a change in control.  The actual payments due upon the occurrence of certain events could materially differ from the estimates provided in the table if such events occur on a different date.

	Number of Shares of Vesting	Value of Vesting
Name	Restricted Stock	Restricted Stock(1)

John (“Jack”) A. Taylor	109,537	$1,947,952
Stephen Alpart	47,956	$864,647
Steven Plust	47,956	$864,647
Marcin Urbaszek	20,540	$370,336
Rebecca B. Sandberg	9,552	$172,223

(1)         Comprised of all outstanding shares of restricted stock held by such Named Executive Officer that had not vested as of December 31, 2018. The values in this column are based on the $18.03 closing market price of our common stock on the NYSE on December 31, 2018.

Pay Ratio Disclosure

In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee.  Disclosure pursuant to such rules is not included herein because our company does not have any employees.

PROPOSAL 2: ADVISORY VOTE RELATING TO EXECUTIVE COMPENSATION

The SEC adopted rules pursuant to Section 951 of the Dodd-Frank Act that require public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals.

As more fully described under the sections of this proxy statement entitled “Executive Officers” and “Certain Relationships and Related Party Transactions,” we are externally managed by our Manager pursuant a Management Agreement and, consequently, we do not have any employees and have not paid any cash compensation directly to any of our Named Executive Officers.  Each Named Executive Officer’s compensation is comprised of cash compensation paid to them directly by our Manager and equity awards granted by our company pursuant to our Equity Incentive Plan.  The amount of cash compensation paid to each Named Executive Officer is determined by, and is the responsibility of, our Manager and the amount of the equity awards granted to each Named Executive Officer is the responsibility of, and determined by, by our Compensation Committee.  For more information regarding our executive compensation, please see “Executive Officers” above.

At the 2018 annual meeting of stockholders, we provided our stockholders with an opportunity to cast an advisory vote regarding our executive compensation.  At that meeting, the stockholders approved the proposal, with more than 98% of the votes cast voting in favor of the proposal.

Similar to last year, at the 2019 Annual Meeting, we are asking you to vote “FOR” the adoption of the following resolution:

“RESOLVED: That the stockholders of the company approve, on a non-binding advisory basis, the compensation paid to the company’s executive officers, as disclosed in the company’s proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and related narrative discussions in the proxy statement.”

Because this say-on-pay vote is advisory in nature, it is not binding on us, our Board of Directors, our Compensation Committee or our Manager.  Our Board of Directors has determined that our company will hold an advisory vote on executive compensation on an annual basis.  We currently expect to conduct the next advisory vote on executive compensation at our next annual meeting of stockholders in May 2020.

VOTING RECOMMENDATION

Our Board of Directors unanimously recommends a vote “FOR” the advisory vote related to executive compensation.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.  Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.  In the event stockholders do not ratify the appointment, the appointment will be reconsidered by our Audit Committee.  Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company.  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

VOTING RECOMMENDATION

Our Board of Directors unanimously recommends a vote “FOR” ratification of Ernst & Young LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

Our Board of Directors has appointed an Audit Committee presently composed of independent directors Stephen G. Kasnet, W. Reid Sanders and Hope B. Woodhouse. Mr. Kasnet serves as Chairman of the Audit Committee.  Each of the directors on our Audit Committee is an independent director under the NYSE listing standards and SEC rules.  Our Board of Directors has determined that each of Mr. Kasnet and Ms. Woodhouse satisfies the definition of financial sophistication and is an “audit committee financial expert,” as defined under rules and regulations promulgated by the SEC.

Our Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available on our website at www.gpmortgagetrust.com.  It is not the duty of our Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  Our management is responsible for preparing our financial statements and for maintaining internal controls.  Our independent registered public accounting firm is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

Our Audit Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent registered public accounting firm for 2018.

Our Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB.

Our Audit Committee has received from Ernst & Young LLP the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communication with our Audit Committee concerning independence, and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP.

Based on the review and discussions referred to above, our Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2018, be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.  Our Audit Committee also has recommended the appointment of Ernst & Young LLP to serve as the company’s independent registered public accounting firm for the year ending December 31, 2019.

Submitted by the Audit Committee of the Company’s Board of Directors:

Stephen G. Kasnet (Chair)
W. Reid Sanders
Hope B. Woodhouse

Use of Audit Committee Report

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material,” is not deemed to be “filed” with the SEC, and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act.

Auditor Fees

We retained Ernst & Young LLP to audit our consolidated financial statements for the year ended December 31, 2018. We also retained Ernst & Young LLP, as well as other accounting and consulting firms, to provide various other services in 2018.

The table below presents the aggregate fees billed to us for professional services performed by Ernst & Young LLP for the years ended December 31, 2018 and 2017:

	Year Ended
	December 31,
	2018	2017
Audit fees(1)	$859,552	$798,920
Audit-related fees(2)	–	–
Tax fees(3)	197,476	107,150
Total principal accountant fees	$1,057,028	$906,070

(1)          Audit fees pertain to the audit of our annual Consolidated Financial Statements, including review of the interim financial statements contained in our Quarterly Reports on Form 10-Q, comfort letters to underwriters in connection with our registration statements and common stock offerings, attest services, consents to the incorporation of the Ernst & Young LLP audit report in publicly filed documents and assistance with and review of documents filed with the SEC.

(2)          Audit-related fees pertain to assurance and related services that are traditionally performed by the principal accountant, including accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews and consultation concerning financial accounting and reporting standard.

(3)          Tax fees pertain to services performed for tax compliance, including REIT compliance, tax planning and tax advice, including preparation of tax returns and claims for refund and tax-payment planning services. Tax planning and advice also includes assistance with tax audits and appeals, and tax advice related to specific transactions.

Auditor Services Pre-Approval Policy

The services performed by Ernst & Young LLP in 2018 were pre-approved by our Audit Committee in accordance with the pre-approval policy set forth in our Audit Committee Charter.  This policy requires that all engagement fees and the terms and scope of all auditing and non-auditing services be reviewed and approved by the Audit Committee in advance of their formal initiation.

OTHER MATTERS

Meeting Matters

Our Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting.  However, on all matters properly brought before the meeting by our Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote on such matters in their discretion to the extent permitted by law.

Stockholder Proposals and Director Nominations for 2020 Annual Meeting

Our 2020 annual meeting is expected to be held on or about May 19, 2020. If a stockholder intends to submit a proposal for inclusion in our proxy statement for our 2020 annual meeting pursuant to Rule 14a-8 under the Exchange Act, the stockholder proposal must be received by the Secretary of Granite Point Mortgage Trust Inc., 3 Bryant Park, Suite 2400A, New York, New York 10036, on or before December 5, 2019.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting.  We suggest such proposals be submitted by certified mail, return receipt requested.  Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

Stockholders may (outside of Rule 14a-8) nominate candidates for election to the Board of Directors or propose business for consideration at our 2020 annual meeting under Maryland law and our Bylaws.  Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting; (ii) by or at the direction of our Board of Directors or (iii) by a stockholder who was a stockholder of record both at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our Bylaws.  Under our Bylaws, notice of such a nomination or proposal of other business must generally be provided to the Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.  In addition, any such nomination or proposal must include the information required by our Bylaws.  Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2020 Annual Meeting of Stockholders must notify us in writing of such proposal by December 5, 2019, but in no event earlier than November 5, 2019.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, will be sent to any stockholder, without charge, upon written request to Granite Point Mortgage Trust Inc., Attention: Investor Relations, 3 Bryant Park, Suite 2400A, New York, New York 10036.  You also may obtain our Annual Report on Form 10-K on the Internet at the SEC’s website, www.sec.gov, or on our website at www.gpmortgagetrust.com.  Our 2018 Annual Report, which contains information about our business, but is not part of our disclosure deemed to be filed with the SEC, is also available on our website at www.gpmortgagetrust.com.

Detach Here

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GRANITE POINT MORTGAGE TRUST INC.

2019 ANNUAL MEETING OF STOCKHOLDERS

RESERVATION REQUEST FORM

If you wish to attend the webcast of Granite Point Mortgage Trust Inc.’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Stinson Leonard Street LLP (located at 50 South Sixth Street, Suite 2600, Minneapolis, Minnesota 55402), you must complete the following information and return the form to Granite Point Mortgage Trust Inc., Attention: Rebecca B. Sandberg, General Counsel and Secretary, 3 Bryant Park, Suite 2400A, New York, New York 10036.  Please note that no members of management or the Board of Directors will be in attendance at Stinson Leonard Street LLP’s offices and you will not have the ability to vote your shares from that location.  This form must be received by Granite Point Mortgage Trust Inc. no later than May 13, 2019.

Your name and address:

Number of shares of Granite Point common stock you hold:

Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet, as well as by mail.  You should follow the instructions you receive from your bank, broker or other nominee to vote these shares.  Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to vote via the Annual Meeting webcast.  If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Record stockholder:

(name of your bank, broker, or other nominee)

THIS IS NOT A PROXY CARD

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 13, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. GRANITE POINT MORTGAGE TRUST INC. 3 BRYANT PARK SUITE 2400A NEW YORK, NY 10036 During The Meeting - Go to www.virtualshareholdermeeting.com/GPMT2019 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 13, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E66475-P21532 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. GRANITE POINT MORTGAGE TRUST INC. The Board of Directors recommends you vote FOR the following proposal: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Tanuja M. Dehne The Board of Directors recommends you vote FOR the following proposal: 1b. Martin A. Kamarck For Against Abstain 3. Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019. ! ! ! 1c. Stephen G. Kasnet 1d. William Roth NOTE: The proxies are authorized to vote in their discretion on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. 1e. W. Reid Sanders 1f. Thomas E. Siering 1g. John A. Taylor 1h. Hope B. Woodhouse The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. Advisory vote on the compensation of our executive officers. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E66476-P21532 GRANITE POINT MORTGAGE TRUST INC. Annual Meeting of Stockholders May 14, 2019 10:00 AM Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby authorizes and appoints John A. Taylor and Rebecca B. Sandberg, and each of them, as proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held virtually on Tuesday, May 14, 2019, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR the advisory vote on executive compensation, FOR ratification of the appointment of auditors, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. This proxy is revocable. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Annual Meeting of Stockholders. Continued and to be signed on reverse side